SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549

                         FORM 8-K/A

              AMENDMENT NO. 3 TO CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934


Date of Report:  February 13, 1997.

            Tel-Com Wireless Cable TV Corporation
   (Exact Name of Registrant as specified in its charter)

Florida                            0-25896            59-317814
(State of Incorporation)   (Commission file No.)  (IRS Employer ID No.)


  501 Grandview Avenue, Suite 201, Daytona Beach, FL 32118
               (Address of Principal Offices)

       Registrant's telephone number:  (904) 226-9977

This Report amends the Current Report dated February 12,
1996 as amended by Amendment to Current Report on Form 8-K/A dated February 23, 1996, as further amended by Amendment No.
2 to Current Report on Form 8-K/A dated May 20, 1996.

Item 2.  Acquisition or Disposition of Assets

     On February 12, 1997, Tel-Com Wireless Cable TV Corporation (the "Company") and Melvin Rosen entered in an agreement ("Agreement") providing for the restructuring of that certain Promissory Note (the "Note") dated February 23, 1996, in the original principal amount of $2,000,000, given by the Company to Mr. Rosen. A copy of the Agreement is attached hereto as Exhibit 2.

     Under the terms of the Agreement, the Company will make payment of $675,000 toward reduction of the principal balance of the Note on or before February 23, 1997. The remaining principal balance, plus accrued interest thereon, will be paid on or before February 28, 1998, provided that, with an additional payment of $100,000, the Company may extend such maturity date for an additional period of six
(6) months.

     As consideration for the restructuring of the Note, the Company agreed to issue to Mr. Rosen 100,000 shares of its common stock, par value $.001 per share.



Item 7.  Financial Statements and Exhibits.

     Schedule of Exhibits.

          Exhibit 2.     Letter Agreement dated February 12,
1997, between the Company and Melvin Rosen.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Tel-Com Wireless Cable TV
Corporation


Date:     February 13, 1997             By:  /s/ Fernand L.
Duquette
                                   Fernand L. Duquette,President

                        Exhibit 2.

Tel-Com Wireless Cable TV Corporation "TCC"
                   a NASDAQ listed company

 501 N. Grandview Avenue, Suite 201, Daytona Beach, Florida
                            32118



February 12, 1997

VIA FACSIMILE

Mr. Melvin Rosen
1931 NE 163rd Street
Miami, FL 33162

     Re:  Tel-Com Wireless Cable TV Corporation (the
"Company")

Dear Mel:

     This letter sets forth the proposal of the Company for the restructuring of the payment of the Promissory Note (the "Note") dated February 23, 1996, given by the Company and payable to your order. The terms for this restructuring are as follows:

1. The Company will make a payment of $675,000 toward reduction of the principal balance of the Note on or before February 23, 1997.

2. The remaining principal balance of $1.325 million, plus accrued interest at the applicable federal rate, short-term, will be paid on February 23, 1998; provided that, for a payment of $100,000, the maturity date will be extended an addition six (6) months. During such additional extension period, interest will accrue at the prime rate published by the Wall Street Journal plus 2%, and be payable monthly.

3. As consideration for deferring the remaining principal balance of the Note, the Company will issue you 100,000 shares of its common stock and will grant piggy-back registration rights. In addition, the 121,212 shares of common stock issued to you and held in escrow will be released from escrow.

4. In the event that the Company completes a secondary public offering of its common stock for a gross amount of at least $5,000,000 prior to the maturity date of the Note, the Company will deposit an amount sufficient to satisfy the
Note in an escrow account with a mutually acceptable escrow agent providing for the release of these funds at the scheduled maturity date.

5. The Tel-Com - Rosen Trust will be modified appropriately to reflect the terms set forth in this proposal. Such modification will be subject to approval by Rosen's counsel. The Company agrees to pay the Trustee's fee until the Note is paid.

6. The Company will provide a complete release of all claims it might have against you with respect to the Costa
Rica transaction. Such release will be subject to approval of Rosen's counsel.

7. In the event the Company defaults in the payment of the remaining balance of the Note as set forth in paragraph 2, the Company will transfer back to you the assets of the Tel-Com - Rosen Trust; However, any equipment owned or used by the Company or its subsidiaries shall not be included in the assets of the Tel-Com - Rosen Trust and shall be retained by the Company or its designee.

     If these terms are acceptable, please confirm your acceptance by signing where indicated below and returning your signature to me via fax. Upon receipt of your signed agreement to these terms, we will undertake to modify the appropriate agreements. Until such time as the agreements have been modified, terms of this letter shall constitute binding agreements of the parties.

                              Sincerely,

                              TEL-COM WIRELESS CABLE TV
CORP.


                              By:  /s/ Fernand L. Duquette
                                   Fernand L. Duquette,
President

THE FOREGOING TERMS ARE ACCEPTED AND AGREED TO THIS 12th DAY
OF FEBRUARY, 1997.


By:  /s/ Melvin Rosen
     Melvin Rosen

FLD/Ims

Approved by Tel-Com Wireless Cable TV Corporation Board of
Directors

     /s/ Dennis J. Devlin               Date:     February
13, 1997
     Dennis J. Devlin

     /s/ Richard Crowley           Date:     February 13,
1997
     Richard Crowley

     /s/ Richard Vega              Date:     February 13,
1997
     Richard Vega